               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 SIRIUS SATELLITE RADIO INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Logo]
1221 Avenue of the Americas
         New York, NY 10020

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 21, 2002

                              -------------------

    You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Friday, June 21, 2002, at 10:30 a.m. at The McGraw-Hill Building, in the Auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York. The Annual Meeting is being held for the following purposes:

        1. To elect seven directors.

        2. To ratify the appointment of Ernst & Young LLP as our independent accountants for the current year.

        3. To amend our Certificate of Incorporation to increase our authorized common stock from 200,000,000 shares to 500,000,000 shares.

        4. To transact any other business that may properly come before the meeting.

    These items are described in this Proxy Statement.

    Only stockholders of record at the close of business on April 26, 2002 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for examination for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our offices at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

IF YOU PLAN TO ATTEND

    PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO STOCKHOLDERS. ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. STOCKHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS ('STREET NAME' HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE TO ENTER THE MEETING. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC EQUIPMENT WILL NOT BE PERMITTED IN THE MEETING.

    YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO SIGN AND RETURN YOUR PROXY CARD BEFORE THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING, EVEN IF YOU CANNOT ATTEND.


    This Proxy Statement and our 2001 Annual Report to Stockholders are being distributed on or about May 22, 2002.


                                          By Order of the Board of Directors,

                                          PATRICK L. DONNELLY

                                          PATRICK L. DONNELLY
                                          Executive Vice President,
                                          General Counsel and Secretary


New York, New York
May 22, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................     1
Item 1 -- Election of Directors.............................     4
    Nominees for the Board of Directors.....................     4
Board Governance and Operations.............................     5
    Meetings of the Board of Directors......................     5
    Committees of the Board of Directors....................     6
    Report of Compensation Committee........................     7
    Performance Graph.......................................    10
    Directors' Compensation.................................    11
    Compensation Committee Interlocks and Insider
     Participation..........................................    11
Executive Compensation......................................    12
    Summary Compensation Table..............................    12
    Option Grants in Last Fiscal Year.......................    12
    10-Year Option Repricings...............................    13
    Employment Agreements...................................    13
Information about Our Common Stock Ownership................    17
    Voting Trust Agreement..................................    18
Item 2 -- Ratification of Independent Accountants...........    19
    Report of Audit Committee...............................    20
    Arthur Andersen LLP Fees................................    20
Item 3 -- Amendment of Our Certificate of Incorporation to
  Increase Authorized Shares................................    21
Other Matters...............................................    21
Appendix A -- Amendment to Our Certificate of
  Incorporation.............................................   A-1

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

    1. The election of seven directors to our board of directors (Leon D. Black, Joseph P. Clayton, Lawrence F. Gilberti, James P. Holden, David Margolese, Peter G. Peterson and Joseph V. Vittoria).

    2. To ratify the appointment of Ernst & Young LLP as our independent accountants for the current year.

    3. To amend our Certificate of Incorporation to increase our authorized common stock from 200,000,000 shares to 500,000,000 shares.
--------------------------------------------------------------------------------

HOW DO I VOTE?

   If your shares are held in 'street name', through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

   STOCKHOLDERS OF RECORD can vote as follows:

   By Mail: Stockholders should sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

   At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card.
--------------------------------------------------------------------------------

WHO IS ENTITLED TO VOTE AND HOW MANY VOTES DO THEY HAVE?

   Holders of our common stock, 9.2% Series A Junior Cumulative Convertible Preferred Stock, 9.2% Series B Junior Cumulative Convertible Preferred Stock and 9.2% Series D Junior Cumulative Convertible Preferred Stock as of the close of business on April 26, 2002 (the 'Record Date') are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote. Each share of our Series A Junior Preferred Stock and Series B Junior Preferred Stock is entitled to three and one-third votes. Each share of our Series D Junior Preferred Stock is entitled to 2.9412 votes. As of the Record Date, the number of shares outstanding were as follows: 76,705,668 shares of common stock; 1,742,512 shares of Series A Junior Preferred Stock; 781,548 shares of Series B Junior Preferred Stock; and 2,343,091 shares of Series D Junior Preferred Stock.
--------------------------------------------------------------------------------

WHAT IS A PROXY?

   A proxy is a person you appoint to vote on your behalf. We are soliciting proxies so that all shares of our common stock, Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series D Junior Preferred Stock may be voted at the Annual Meeting.
--------------------------------------------------------------------------------

WHO AM I DESIGNATING AS MY PROXY?

   You will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Douglas A. Kaplan, our Vice President and Deputy General Counsel, as your proxies.
--------------------------------------------------------------------------------

HOW WILL MY PROXY VOTE MY SHARES?

   Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on some or all of the business matters, your proxy will vote 'FOR' these items. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of our board of directors.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

   Yes. You may change your vote at any time before your shares are voted at the Annual Meeting by:

   Notifying our Corporate Secretary, Patrick L. Donnelly, in writing at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020 that you are revoking your proxy;

   Executing and delivering a later dated proxy card; or

   Voting in person at the Annual Meeting.

   However, if you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may revoke your proxy instructions only by informing the custodian in accordance with any procedures it has established.
--------------------------------------------------------------------------------

WHAT IS A QUORUM OF STOCKHOLDERS?

   Shares representing the majority of the total outstanding votes, present or represented by proxy, constitute a quorum. If you vote or return a proxy card, your shares will be considered part of the quorum.
--------------------------------------------------------------------------------

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

   Assuming a quorum of stockholders is present at the Annual Meeting, the affirmative vote of a plurality of all votes cast is required to elect each director, the affirmative vote of a majority of all votes cast is needed to ratify the appointment of Ernst & Young LLP as our independent accountants, and the affirmative vote of a majority of the total votes attributable to our outstanding common stock, Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series D Junior Preferred D Stock, voting as a single class, is needed to approve the amendment to our Certificate of Incorporation.
--------------------------------------------------------------------------------

HOW DO YOU COUNT SHARES THAT AREN'T VOTED FOR THE NOMINEES FOR DIRECTOR, OR ABSTAIN ON ANY MATTER?

   With respect to the election of directors, votes withheld will be treated as shares present for purposes of determining a quorum. Directors are elected by a plurality vote, so the seven persons receiving the greatest number of votes will be elected and withheld votes will not affect the outcome of the election.

   With respect to the approval of Ernst & Young LLP and the amendment to our Certificate of Incorporation, or any other matter properly brought before the meeting, abstentions will be treated as shares present for purposes of determining a quorum. Because a majority of the shares represented at the meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP, abstentions will have the same effect as a vote against approval. Similarly, because a majority of the shares outstanding and entitled to vote is required for approval of the amendment to our Certificate of Incorporation, abstentions will have the same effect as a vote against approval.
--------------------------------------------------------------------------------

HOW DO YOU COUNT SHARES THAT ARE HELD BY BROKERS BUT NOT VOTED?

   Valid proxies submitted by a broker or its nominee that are not voted on a matter or that are marked 'abstain' will be counted for purposes of determining a quorum at the Annual Meeting, but will not be considered as having voted on that matter.
--------------------------------------------------------------------------------

WHO WILL COUNT THE VOTES?

   A representative of The Bank of New York, our transfer agent, will tabulate the votes and act as inspector of election.

HOW DO I ATTEND THE ANNUAL MEETING?

   If you are a registered stockholder, an admission ticket is enclosed with your proxy card. If you wish to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

   If your shares are held in the name of a bank, broker or other holder of record and you wish to attend the Annual Meeting, you need to bring a copy of a bank or brokerage statement to the Annual Meeting reflecting your stock ownership as of the Record Date.
--------------------------------------------------------------------------------

WHO IS SOLICITING MY PROXY AND WHO PAYS THE COST?

   Sirius is soliciting your proxy. The cost of soliciting proxies will be borne by Sirius, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $5,000 plus its reasonable out-of-pocket expenses. Sirius will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Directors, officers and regular employees of Sirius may solicit proxies on our behalf by telephone or in writing.
--------------------------------------------------------------------------------

WHEN ARE THE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

   To be eligible for inclusion in our proxy statement and form of proxy for next year's annual meeting, stockholder proposals must be submitted in writing by the close of business on January 20, 2003 to Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 36th Floor, 1221 Avenue of the Americas, New York, New York 10020.

   If any proposal that is not submitted for inclusion in next year's proxy (as described in the preceding paragraph) is instead sought to be presented directly at next year's annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on January 20, 2003 and advise stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on January 20, 2003. Notices of intention to present proposals at next year's annual meeting should be addressed to Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

                        ITEM 1 -- ELECTION OF DIRECTORS

    Seven directors will be elected at this year's Annual Meeting. Directors serve until the next annual meeting of stockholders or until the director is succeeded by another qualified director who has been elected. Each of the nominated directors has agreed to serve if elected. However, if for some reason one of them is unable to accept nomination or election, proxies will be voted for the election of a nominee designated by our board of directors. Biographical information for each of the nominees is presented below.

                      NOMINEES FOR THE BOARD OF DIRECTORS

    LEON D. BLACK, age 50, has been a director since June 2001. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which manages investment capital on behalf of institutions. He is also the founder of Apollo Real Estate Advisors, L.P. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as Managing Director, head of the Mergers & Acquisitions Group and co-head of the Corporate Department. Mr. Black is a director of Samsonite Corporation, Vail Resorts, Inc., Sequa Corporation, United Rentals, Inc., Allied Waste Industries, Inc., AMC Entertainment Inc. and Wyndham International, Inc. Mr. Black is a trustee of The Museum of Modern Art, Mt. Sinai Hospital, The Metropolitan Museum, Lincoln Center for The Performing Arts, Prep for Prep, The Jewish Museum, the Cardozo School of Law, The Asia Society, Spence School and the Vail Valley Foundation.

    JOSEPH P. CLAYTON, age 52, has served as our President and Chief Executive Officer and a director since November 2001. Mr. Clayton served as Vice Chairman of Global Crossing Ltd., a global internet and long distance services provider, and President, Global Crossing North America, from September 1999 until November 2001. On January 28, 2002, Global Crossing Ltd. and certain of its affiliates filed petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. From August 1997 to September 1999, Mr. Clayton was President and Chief Executive Officer of Frontier Corporation, a Rochester-based national provider of local telephone, long distance, data, conferencing and wireless communications services, which was acquired by Global Crossing in September 1999. Prior to joining Frontier, Mr. Clayton was Executive Vice President, Marketing and Sales -- Americas and Asia, of Thomson MultiMedia S.A., a leading consumer electronics company. Mr. Clayton is a director of Good Guys Inc. and Transcend Services Inc. He is also a trustee of Bellarmine College and The Rochester Institute of Technology and a member of the advisory board of the Indiana University School of Business.

    LAWRENCE F. GILBERTI, age 51, has been a director since September 1993 and served as our Secretary from November 1992 until May 1998. Since December 1992, he has been the Secretary and sole director, and from December 1992 to September 1994 was the President, of Satellite CD Radio, Inc., our subsidiary which holds our FCC license. Since June 2000, Mr. Gilberti has been a partner in the law firm of Reed Smith LLP; from May 1998 through May 2000, he was of counsel to that firm. From August 1994 to May 1998, Mr. Gilberti was a partner in the law firm of Fischbein Badillo Wagner Harding. Mr. Gilberti has provided legal services to us since 1992.

    JAMES P. HOLDEN, age 50, has been a director since August 2001. From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, a subsidiary of DaimlerChrysler AG, one of the world's largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within DaimlerChrysler Corporation during his 19-year career at the company.

    DAVID MARGOLESE, age 44, is our co-founder and has served as Chairman of our board of directors since August 1993, as a director since 1991 and as our Chief Executive Officer from 1993 to October 2001. Prior to his involvement with us, Mr. Margolese co-founded Cantel Inc., Canada's national cellular telephone carrier, which was acquired by Rogers Communications Inc. in 1989. He has been inducted into NASA's Space Technology Hall of Fame and in 1999 was nominated by the Harvard Business School as entrepreneur of the year.

    PETER G. PETERSON, age 75, has been a director since June 2001. Mr. Peterson has been chairman of The Blackstone Group L.P., an investment bank, since 1985. Prior to his involvement with Blackstone,

Mr. Peterson served as chairman and chief executive officer of Lehman Brothers, Kuhn, Loeb, Inc., the investment bank, for eleven years. He was Secretary of Commerce in 1972 and 1973 after serving as Assistant to the President for International Economic Affairs and Executive Director of the Council on Economic Policy in 1971 and 1972. Prior to his government service, Mr. Peterson was with Bell & Howell Company for thirteen years, beginning as an executive vice president and director and later as chief executive officer. Mr. Peterson is a director of Sony Corp. He is chairman of the board of The Federal Reserve Bank of New York, the Council on Foreign Relations and Institute for International Economics, founding president of The Concord Coalition and a trustee of the Committee for Economic Development, the National Bureau of Economic Research and The Museum of Modern Art. Mr. Peterson has been a director of 3M, RCA, General Foods, Federated Department Stores, Continental Group, Black & Decker and Cities Services.

    JOSEPH V. VITTORIA, age 66, has been a director since April 1998. From 1997 until February 2000, Mr. Vittoria was Chairman and Chief Executive Officer of Travel Services International, Inc., a travel services distributor. Mr. Vittoria has been a member of the Board of Overseers of Columbia Business School since 1988. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis Inc., one of the world's largest rental car companies. Mr. Vittoria is a director of ResortQuest International, Inc. and is Chairman of Transmedia Asia Pacific, Inc. and Puradyn Filter Technologies, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' EACH OF THE NOMINEES.

                        BOARD GOVERNANCE AND OPERATIONS

    The business and affairs of Sirius are managed by or under the direction of our board of directors. Our board includes a majority of non-employee directors.

    Our board reaffirms its accountability to stockholders through the annual election process. All directors stand for election annually.

    Our board reviews and ratifies senior management selection and compensation, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 2001, there were twelve meetings of our board of directors, and the board took action three times by written consent in lieu of meetings. Each director attended more than 75% of the total number of meetings of the board and meetings held by all committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our board of directors maintains two standing committees, an Audit Committee and a Compensation Committee. The board of directors does not maintain a Nominating Committee. The following table shows the present members of each committee, the number of committee meetings held during 2001 and the functions performed by each committee:


--------------------------------------------------------------------------------------
          COMMITTEE                                    FUNCTIONS
--------------------------------------------------------------------------------------
AUDIT                          Recommends to the board the selection of independent
Meetings: Three                 accountants

Members:                       Reviews reports of independent accountants

Lawrence F. Gilberti           Reviews and approves the scope and cost of all services
James P. Holden                 (including non-audit services) provided by the firm
Joseph V. Vittoria*             selected to conduct the audit

                               Monitors the effectiveness of the audit process

                               Reviews adequacy of financial and operating controls

                               Monitors corporate compliance program
--------------------------------------------------------------------------------------
COMPENSATION                   Reviews and approves salaries and other compensation
Meetings: Three                 matters for executive officers

Members:                       Administers stock option program, including grants of
Lawrence F. Gilberti*           options to executive officers under our stock option
Peter G. Peterson               plans
Joseph V. Vittoria
--------------------------------------------------------------------------------------

* Chairperson

                        REPORT OF COMPENSATION COMMITTEE

    The following Report of the Compensation Committee of our board of directors and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graph by reference therein.

    The Compensation Committee of our board of directors, comprised solely of directors who are not current or former employees, is responsible for overseeing and administering our executive compensation programs. The Compensation Committee is advised by our Senior Vice President, Human Resources, and from time to time seeks the advice of independent compensation consultants retained by us. The Compensation Committee also reviews, monitors and approves executive compensation, establishes compensation guidelines for our officers, reviews projected personnel needs and administers our long-term stock incentive plan.

    During 2001 and the early part of January 2002, we recruited four new executive officers -- Joseph P. Clayton, our President and Chief Executive Officer; Guy D. Johnson, our Executive Vice President, Sales and Marketing; John
J. Scelfo, our Executive Vice President and Chief Financial Officer; and Michael
S. Ledford, our Senior Vice President, Engineering. The Compensation Committee actively participated in the process of interviewing and selecting each of these four executive officers, and in structuring and approving their compensation arrangements. The Compensation Committee was advised by Towers Perrin, LLC, a nationally recognized independent compensation consulting firm selected by it.

    We entered into an employment agreement with each of these executive officers. A summary of these employment agreements and the employment agreement between us and Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Joseph S. Capobianco, our Senior Vice President, Content, is described below under the heading 'Employment Agreements'.

COMPENSATION PHILOSOPHY

    Our compensation program for executive officers consists of three key elements:

     a base salary;

     an annual bonus; and

     grants of stock options.

    The Compensation Committee believes that this three-part approach best serves the interests of our stockholders. It enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is 'at risk' -- namely, the annual bonus and the value of stock options. During 2001, the annual bonus was based, in significant part, on individual performance. During 2002, the Compensation Committee expects to approve an annual bonus plan for executive officers and other employees. Pursuant to this plan, executive officers and employees will be entitled to receive bonuses based upon achievement of milestones approved by the Compensation Committee. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by stockholders.

BASE SALARIES

    The base salaries paid to each of our executive officers during 2001 were paid pursuant to the written employment agreements described below, under the heading 'Employment Agreements.' Changes in base salaries for our executive officers were based upon competitive salary comparisons, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. The Compensation Committee did not assign any relative weight to the various factors it considered or set predetermined performance targets for purposes of these base salary determinations.

    During 2001, the Compensation Committee approved a base salary increase for Mr. Capobianco on May 1, 2001 from $275,000 to $300,000 and approved a base salary increase on January 1, 2002 for Mr. Scelfo from $300,000 to $345,000 and Mr. Donnelly from $325,000 to $345,000.

ANNUAL BONUS

    In December 2001, the Committee awarded a cash bonus to Mr. Scelfo of $225,000, Mr. Donnelly of $225,000, Mr. Ledford of $100,000, and Mr. Capobianco of $75,000.

    The Compensation Committee awarded these bonuses after reviewing the progress achieved during 2001 in preparing our service for launch, including the successful financings executed in 2001, the completion of many technology development efforts and the various cost containment initiatives undertaken during the year. Bonuses for our executive officers and other employees in 2001 decreased compared to 2000 levels. This decrease was established by the Compensation Committee, in large part, to reflect the decline in our stock price during 2001. The larger bonuses for Mr. Scelfo and Mr. Donnelly compared to other executive officers reflect the additional role each played in the period following David Margolese's departure as Chief Executive Officer and prior to the arrival of Joseph P. Clayton as President and Chief Executive Officer.

STOCK OPTIONS

    We provide long-term incentives through stock options granted to our executive officers under our long-term stock incentive plan. The Compensation Committee believes that the potential for stock ownership by executives and other employees is the most effective method by which the interests of management may be aligned with those of our stockholders. The options granted typically vest over three years, have a term of ten years and an exercise price equal to the fair market value of our common stock on the grant date or the date we commit to issue the options.

    In May 2001, the Compensation Committee awarded Mr. Donnelly 100,000 stock options. These options have a ten-year term and an exercise price of $7.61 per share. In January 2002, the Committee awarded Mr. Scelfo 100,000 stock options. These options have a ten-year term and an exercise price of $9.46 per share. The number of options granted by the Compensation Committee to these executive officers was based upon such criteria as anticipated achievement, responsibilities, performance, experience and future potential, as well as an awareness of the financial incentives required to retain the quality of executive management essential to the attainment of our strategic and financial objectives.

    On May 11, 2001, the Compensation Committee awarded Mr. Margolese 1,500,000 stock options. These options have a ten-year term and an exercise price of $12.67 per share. The unvested portion of these options vested on October 16, 2001 when Mr. Margolese ceased to be our Chief Executive Officer.

    The Compensation Committee has authorized executive management to grant stock options to employees below the executive officer level on an annual basis according to guidelines intended to be competitive with comparable companies and to reward individual achievement appropriately. Our executive officers do not receive annual stock option grants under this program.

STOCK OPTION REPRICING

    On April 9, 2001, the Compensation Committee amended approximately 3,932,000 stock options with an exercise price greater than $7.50 to cause such stock options to have an exercise price equal to $7.50. The revised exercise price of these stock options was determined by the Compensation Committee based on the five day average of our common stock immediately prior to the repricing. David Margolese, our current Chairman, and then Chief Executive Officer, elected not to include any options held by him in the repricing. In addition, options held by John J. Scelfo, our Executive Vice President and Chief Financial Officer, and Michael S. Ledford, our Senior Vice President, Engineering, were not repriced because the exercise price of their stock options was less than $7.50 per share. Joseph P. Clayton, our President and Chief Executive Officer, joined us in November 2001 and Guy D. Johnson, our Executive Vice President, Sales and Marketing, joined us in January 2002. None of the stock options held by either of these executives have been repriced or otherwise amended. In accordance with the SEC's rules, we have included under the caption '10-Year Option Repricings' a chart that shows the options repriced by our executive officers.

    The Compensation Committee, together with an independent compensation consultant, evaluated various methods to motivate and retain employees during the period prior to the launch of our service. After reviewing various compensation alternatives, the Compensation Committee concluded that repricing best served the near and long-term interests of our stockholders. Other than the change in the exercise price, no other changes to the terms of the original options were made.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

    On October 16, 2001, Mr. David Margolese's service as our Chief Executive Officer was terminated. In connection with this termination, he received a severance payment of $5,000,000 in accordance with his employment agreement. On the date of Mr. Margolese's termination of employment, we also entered into an agreement with him relating to his continuing responsibilities as non-executive Chairman of our board of directors. Under this agreement:

     Mr. Margolese receives, at the discretion of our board of directors, a fee of $200,000 per year;

     The termination date of stock options held by Mr. Margolese was extended until April 16, 2007, provided that he remains Chairman of our board of directors and complies with his duties and obligations under the agreement; and

     Mr. Margolese's employment agreement was cancelled.

    Both the severance payment to Mr. Margolese and the agreement relating to his continuing responsibilities as non-executive Chairman were reviewed and approved by the Compensation Committee.

    Upon Mr. Margolese's termination, Mr. Scelfo and Mr. Donnelly were appointed interim Co-Chief Executive Officers. Neither Mr. Donnelly's nor Mr. Mr. Scelfo's base salary was increased upon their appointment.

    In November 2001, the Compensation Committee negotiated, and we entered into, an employment agreement with Mr. Clayton, our President and Chief Executive Officer. The Compensation Committee engaged Towers Perrin, an independent compensation consultant, to assist it in the process of evaluating appropriate compensation for Mr. Clayton. Towers Perrin identified for the Compensation Committee competitive compensation arrangements against which the Compensation Committee measured the compensation agreed to with Mr. Clayton. Mr. Clayton's compensation fell within observed competitive practices provided by Towers Perrin.

    Pursuant to Mr. Clayton's employment agreement, we issued Mr. Clayton an option to purchase up to 750,000 shares of our common stock at an exercise price of $5.25. These options were exercisable on the date of grant. Under his employment agreement, we are obligated to issue Mr. Clayton options to purchase up to 750,000 shares of our common stock at an exercise price of $5.25 per share on each of November 26, 2002, November 26, 2003 and November 26, 2004. These options will be exercisable on the date of grant.

POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction we may take for compensation paid to our Chief Executive Officer and our four other highest paid executive officers, except that compensation constituting performance-based compensation, as defined by the Internal Revenue Code, is not subject to the $1 million limit. The Compensation Committee generally intends to grant awards under our long-term stock incentive plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. The Compensation Committee also expects to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of our compensation program. However, the Compensation Committee reserves the discretion to pay compensation that does not qualify for exemption under Section 162(m) where the Compensation Committee believes such action to be in our best interest.

                                          Compensation Committee
                                          LAWRENCE F. GILBERTI, Chairman
                                          PETER G. PETERSON
                                          JOSEPH V. VITTORIA


                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative performance of our common stock with the Standard & Poor's Composite-500 Stock Index (the 'S&P 500') and the Nasdaq Telecommunications Index from December 31, 1996 to
December 31, 2001. The graph assumes that $100 was invested on December 31, 1996 in each of our common stock, the S&P 500 and the Nasdaq Telecommunications Index and that all dividends were reinvested.


                            CUMULATIVE TOTAL RETURN
        Based upon an initial investment of $100 on December 31, 1996 with dividends reinvested


                              [PERFORMANCE GRAPH]


                           TOTAL SHAREHOLDER RETURNS

                                                                                  NASDAQ
DATE                                                 SIRIUS   S&P 500   TELECOMMUNICATIONS INDEX(1)
----                                                 ------   -------   ---------------------------
December 31, 1996..................................  $  100    $100                $100
December 31, 1997..................................  $  410    $133                $142
December 31, 1998..................................  $  830    $170                $232
December 31, 1999..................................  $1,079    $206                $470
December 31, 2000..................................  $  726    $188                $214
December 31, 2001..................................  $  282    $165                $109

---------

(1) The Nasdaq Telecommunications Index is a capitalization weighted index designed to measure the performance of all Nasdaq-traded stocks in the telecommunications sector, including satellite technology.

DIRECTORS' COMPENSATION

    Mr. Margolese received no additional compensation for serving on our board of directors during his tenure as our Chief Executive Officer. On the date of Mr. Margolese's resignation, we entered into an agreement with him relating to his continuing responsibilities as non-executive Chairman of our board of directors. Pursuant to this agreement, Mr. Margolese receives, at the discretion of our board of directors, a fee of $200,000 per year for serving as non-executive Chairman of our board of directors.

    Mr. Clayton receives no additional compensation for serving on our board of directors.

    Each non-employee director, including Mr. Margolese, is entitled to receive options to purchase 10,000 shares of common stock on the business day following our annual meeting of stockholders. The exercise price for such options is the fair market value of our common stock on the date of grant. During 2001, Mr. Black and Mr. Peterson waived their right to receive stock options for service on our board of directors. Mr. Holden received an option to purchase up to 30,000 shares of common stock upon becoming a director in August 2001.

    Non-employee directors are also reimbursed for reasonable travel expenses incurred in attending meetings of our board of directors and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Gilberti, a director, is a partner in the law firm of Reed Smith LLP and has provided legal services to us since 1992. During the period commencing on January 1, 2000 and ending on March 31, 2002, we paid Reed Smith LLP an aggregate of $29,925 for legal services.

    Mr. Clayton was a member of the board of directors of Global Crossing Ltd., a global internet and long distance services provider, and is a member of the board of directors of Good Guys Inc., a regional consumer electronics retailer. We have entered into an agreement with Global Crossing to provide us telecommunications services for monitoring our terrestrial repeater network and an agreement with Good Guys in connection with the marketing and sale of subscriptions to our service. We also have reimbursed Mr. Clayton for expenses associated with our use of an airplane that is owned by him. In accordance with procedures established by our board of directors, we reimbursed Mr. Clayton for the reasonable expenses associated with the use of this airplane in an amount not more than the costs of a similar charter aircraft. We do not expect to use this airplane in the future, except in cases where its use is expressly authorized by our board of directors.

                             EXECUTIVE COMPENSATION

    The table below shows the compensation for the last three years for our President and Chief Executive Officer and the five next highest paid executive officers at the end of 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM COMPENSATION
                                                                                                -------------------------
                                                                                                NUMBER OF
                                                      ANNUAL COMPENSATION         RESTRICTED    SECURITIES
                                                --------------------------------    STOCK       UNDERLYING    ALL OTHER
                                                SALARY     BONUS    OTHER ANNUAL    AWARDS       OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     ($)       ($)     COMPENSATION     ($)           (#)          ($)(1)
---------------------------              ----     ---       ---     ------------     ---           ---          ------
Joseph P. Clayton (2) .................  2001    61,538     --           --          --           750,000       --
 President and Chief                     2000     --        --           --          --            --           --
 Executive Officer                       1999     --        --           --          --            --           --

David Margolese (3) ...................  2001   435,417     --        6,066(4)       --         1,500,000       10,500
 Chairman of the Board and               2000   500,000   500,000(5)     --          --            --           10,500
 Chief Executive Officer                 1999   450,000     --           --          --         2,500,000       10,000

John J. Scelfo (6) ....................  2001   225,000   225,000        --          --           300,000       10,500
 Executive Vice President                2000     --        --           --          --            --           --
 and Chief Financial Officer             1999     --        --           --          --            --           --

Patrick L. Donnelly ...................  2001   325,000   225,000        --          --           100,000       10,500
 Executive Vice President,               2000   310,417   323,000(5)     --          --            75,000       10,500
 General Counsel and                     1999   277,500     --           --          --           215,000       10,000
 Secretary

Michael S. Ledford (7) ................  2001    99,167   100,000        --        200,000(8)     300,000       --
 Senior Vice President,                  2000     --        --           --          --            --           --
 Engineering                             1999     --        --           --          --            --           --

Joseph S. Capobianco ..................  2001   291,667    75,000        --          --            --           10,500
 Senior Vice President,                  2000   269,135   275,000(5)     --          --            50,000       10,500
 Content                                 1999   241,667     --           --          --           100,000       10,000

---------
(1) Represents matching contributions by us under our 401(k) Savings Plan. These amounts were paid in the form of common stock.

(2) Mr. Clayton became our President and Chief Executive Officer on November 26, 2001.

(3) Mr. Margolese's service as our Chief Executive Officer was terminated on October 16, 2001. Mr. Margolese remains a director and non-executive Chairman of our board of directors.

(4) Represents commuting costs reimbursed by us.

(5) In February 2000, we also paid Mr. Margolese a bonus of $500,000, Mr. Capobianco a bonus of $150,000 and Mr. Donnelly a bonus of $290,000. Each of these bonuses was awarded by our board of directors in recognition of the executive's efforts in securing our alliances with DaimlerChrysler and BMW.

(6) Mr. Scelfo became our Executive Vice President and Chief Financial Officer in April 2001.

(7) Mr. Ledford became our Senior Vice President, Engineering, on September 17, 2001.

(8) On September 17, 2001, we granted Mr. Ledford 50,000 restricted shares of our common stock. The restrictions applicable to these shares of common stock lapse in equal increments over the next four years. Amount represents the value of the restricted stock (calculated by multiplying the closing price of our common stock on September 17, 2001, $4.00 per share, by the number of shares awarded, 50,000).

    The following table sets forth certain information for the fiscal year ended December 31, 2001, with respect to options granted to individuals named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE VALUE
                             NUMBER OF                                                   AT ASSUMED ANNUAL RATES
                              OPTIONS      % OF TOTAL        EXERCISE                  OF STOCK PRICE APPRECIATION
                              GRANTED    OPTIONS GRANTED      PRICE       EXPIRATION   ---------------------------
NAME                            (#)       TO EMPLOYEES      ($/SHARE)        DATE         5% ($)        10% ($)
----                         ---------   ---------------   ------------   ----------   ------------   ------------
Joseph P. Clayton..........    750,000        17.7%            5.25        11/26/11      2,476,273      6,275,361
David Margolese............  1,500,000        35.4%           12.67        05/11/11     11,952,142     30,289,075
John J. Scelfo.............    300,000         7.1%            6.91        04/04/11      1,303,699      3,303,828
Patrick L. Donnelly........    100,000         2.4%            7.61        05/01/11        478,589      1,212,838
Michael S. Ledford.........    300,000         7.1%            4.00        09/17/11        754,674      1,912,491
Joseph S. Capobianco.......     --             --               --             --            --             --

    The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation Table as of December 31, 2001. Also reported are the values for 'in-the-money' stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2001 ($11.63 per share).

                                                                NUMBER OF SECURITIES
                                NO. OF                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                       OPTIONS AT FISCAL YEAR END      IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON                                (#)                   FISCAL YEAR END ($)
                               EXERCISE     VALUE REALIZED   ---------------------------   ---------------------------
NAME                              (#)            ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------------   -----------   -------------   -----------   -------------
Joseph P. Clayton (1).......       --             --            750,000         --          4,785,000          --
David Margolese.............       --             --          4,700,000         --          3,216,000          --
John J. Scelfo..............       --             --             75,000       225,000         354,000       1,062,000
Patrick L. Donnelly.........       --             --            500,000         --          2,054,000          --
Michael S. Ledford..........       --             --              --          300,000          --           2,289,000
Joseph S. Capobianco........       --             --            131,500       118,500        543,095          489,405

---------
(1) Under his employment agreement, we are obligated to issue Mr. Clayton options to purchase up to 750,000 shares of our common stock at an exercise price of $5.25 per share on each of November 26, 2002, November 26, 2003 and November 26, 2004. These options will be exercisable on the date of grant.

    The following table sets forth certain information with respect to stock options held by our executive officers that were repriced during the year ended December 31, 2001.

                           10-YEAR OPTION REPRICINGS


                                                     NUMBER OF
                                                    SECURITIES    MARKET PRICE                              LENGTH OF ORIGINAL
                                                    UNDERLYING      OF STOCK     EXERCISE PRICE                OPTION TERM
                                                      OPTIONS      AT TIME OF      AT TIME OF       NEW         REMAINING
                                                    REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE      AT DATE OF
                                                      AMENDED      AMENDMENT       AMENDMENT       PRICE       REPRICING OR
NAME                                     DATE           (#)          ($)(1)           ($)           ($)         AMENDMENT
----                                     ----           ---          ------           ---           ---         ---------
Patrick L. Donnelly ...............  April 9, 2001    110,000        $7.60          $ 33.50        $7.50    7 years, 1 month
 Executive Vice President,                             90,000        $7.60          $ 23.75        $7.50   7 years, 11 months
 General Counsel and Secretary                        125,000        $7.60          $ 30.50        $7.50    8 years, 8 months
                                                       25,000        $7.60          $40.875        $7.50    8 years, 9 months
                                                       50,000        $7.60          $ 21.50        $7.50    9 years, 8 months

Joseph S. Capobianco ..............  April 9, 2001     50,000        $7.60          $ 13.00        $7.50         6 years
 Senior Vice President,                                25,000        $7.60          $15.375        $7.50         7 years
 Content                                               25,000        $7.60          $ 14.50        $7.50         7 years
                                                       40,000        $7.60          $ 23.75        $7.50    8 years, 2 months
                                                       60,000        $7.60          $ 30.50        $7.50    8 years, 8 months
                                                       50,000        $7.60          $ 21.50        $7.50    9 years, 8 months

---------
(1) The revised exercise was determined by the Compensation Committee of our board of directors based on the five day average of our common stock immediately prior to the repricing.

EMPLOYMENT AGREEMENTS

    We are a party to an employment agreement with Joseph P. Clayton, Guy D. Johnson, John J. Scelfo, Patrick L. Donnelly, Joseph S. Capobianco and Michael
S. Ledford.

JOSEPH P. CLAYTON

    On November 26, 2001, we entered into an employment agreement with Joseph P. Clayton to serve as our President and Chief Executive Officer for three years. This agreement provides for an annual base salary of $600,000, subject to increase from time to time by our board of directors. We have also agreed to reimburse Mr. Clayton for the reasonable costs of an apartment in New York City and for the reasonable costs of commercial travel to and from his home in Rochester, New York, to our headquarters in New York City. Mr. Clayton is guaranteed a bonus in 2002 in an amount at least equal to 50% of his base salary, and may earn a bonus in an amount greater than this, based upon performance criteria to be established by our board of directors. In connection with this agreement, we agreed to grant Mr. Clayton options to purchase 3,000,000 shares of our common stock at $5.25 per share. 750,000 of these options were issued and became exercisable on November 26, 2001. The remaining options will be issued and become exercisable in increments of 750,000 on November 26, 2002, November 26, 2003 and November 26, 2004.

    Under the terms of this agreement, if Mr. Clayton's employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), then he is entitled to receive a lump sum amount equal to
(1) his base salary in effect from the termination date through December 31, 2004 and (2) any annual bonuses, at a level equal to 75% of his base salary, that would have been customarily paid during the period from the termination date through December 31, 2004; provided that in no event shall this amount be less than 1.75 times his base salary. In the event Mr. Clayton's employment is terminated without cause or he terminates his employment for good reason, we are also obligated to continue his medical and life insurance benefits until December 31, 2004.

    If, following the occurrence of a 'change of control', Mr. Clayton is terminated without cause or he terminates his employment for good reason, we are obligated to pay to Mr. Clayton an amount equal to 5.25 times his base salary and continue his medical and life insurance benefits until the third anniversary of his termination date. If, in the opinion of a nationally recognized accounting firm, a 'change of control' would require Mr. Clayton to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Clayton the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed. Under the terms of the employment agreement, Mr. Clayton may not disclose any of our proprietary information or, during his employment with us and for three years thereafter, engage in any business involving the transmission of radio entertainment programming in North America.

GUY D. JOHNSON

    On January 7, 2002, we entered into an employment agreement with Guy D. Johnson to serve as our Executive President, Sales and Marketing, for three years. This agreement provides for an annual base salary of $400,000, subject to increase from time to time by our board of directors. We have also agreed to reimburse Mr. Johnson for his living expenses in New York City, up to $6,000 per month, and for the reasonable costs of commercial travel to and from his home in British Columbia to our headquarters in New York City. Mr. Johnson is guaranteed a bonus in 2002 in an amount at least equal to 50% of his base salary, and may earn a bonus in an amount greater than this, based upon performance criteria to be established by our board of directors. In connection with this agreement, we agreed to grant Mr. Johnson options to purchase 500,000 shares of our common stock at $9.46 per share. Options with respect to 125,000 of these shares became exercisable immediately. The remaining options become exercisable in increments of 125,000 on January 7, 2003, January 7, 2004 and January 7, 2005. We also granted Mr. Johnson 100,000 restricted shares of common stock. The restrictions applicable to 34,000 of these shares will lapse on January 7, 2003 if the average price of our common stock during the twenty trading days preceding January 7, 2003 equals or exceeds $15.00; the restrictions applicable to 33,000 of these shares will lapse on January 7, 2004 if the average price of our common stock on the twenty trading days preceding January 7, 2004 equals or exceeds $20.00; and the restrictions applicable to the remaining 33,000 shares will lapse on January 7, 2005 if the average price of our common stock on the twenty trading days preceding January 7, 2005 equals or exceeds $25.00. Any shares of restricted stock which do not vest on January 7, 2003, January 7, 2004 or January 7, 2005 will be forfeited.

    Under the terms of this agreement, if Mr. Johnson's employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), then he is entitled to receive a lump sum amount equal to
(1) his base salary in effect from the termination date through January 6, 2005 and (2) any annual bonuses, at a level equal to 75% of his base salary, that would have been customarily paid during the period from the termination date through January 6, 2005; provided that in no event shall this amount be less than 1.00 times his base salary. In the event Mr. Johnson's employment is terminated without cause or he terminates his employment for good reason, we are also obligated to continue his medical and life insurance benefits until January 6, 2005.

    If, following the occurrence of a 'change of control', Mr. Johnson is terminated without cause or he terminates his employment for good reason, we are obligated to pay to Mr. Johnson an amount equal to 1.75 times his base salary and continue his medical and life insurance benefits until the third anniversary of his termination date. If, in the opinion of a nationally recognized accounting firm, a 'change of control' would require Mr. Johnson to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Johnson the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

    Under the terms of the agreement, Mr. Johnson may not disclose any of our proprietary information or, during his employment with us and for two years thereafter, engage in any business involving the transmission of radio entertainment programming in North America.

JOHN J. SCELFO

    On March 7, 2001, we entered into an employment agreement with John J. Scelfo to serve as our Executive Vice President and Chief Financial Officer for three years. This agreement provides for an annual base salary of $300,000, subject to increase from time to time by our board of directors. In connection with this agreement, we granted Mr. Scelfo options to purchase 300,000 shares of our common stock at $6.91 per share. Options with respect to 150,000 shares became exercisable on October 4, 2001 and April 4, 2002, and the remaining options become exercisable in increments of 75,000 on October 4, 2002 and April 4, 2003.

    Under the terms of this agreement, if Mr. Scelfo's employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), we are obligated to pay Mr. Scelfo an amount equal to the sum of his annual salary and the annual bonus last paid to him.

    If, in the opinion of a nationally recognized accounting firm, a 'change of control' would require Mr. Scelfo to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Scelfo the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

    Under the terms of the agreement, Mr. Scelfo may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if Mr. Scelfo's employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

JOSEPH S. CAPOBIANCO AND PATRICK L. DONNELLY

    On March 28, 2000, we entered into employment agreements with Joseph S. Capobianco to serve as our Senior Vice President, Content, and Patrick L. Donnelly, to serve as our Executive Vice President, General Counsel and Secretary. Both of these agreements expire on March 28, 2003.

    Pursuant to these agreements, in 2001 we paid Mr. Capobianco an annualized base salary of $275,000 and Mr. Donnelly an annualized base salary of $325,000. These base salaries are subject to increase from time to time by our board of directors. Under the terms of these agreements, if the executive's employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreements), we are obligated to pay him an amount equal to the sum of his annual salary and the annual bonus last paid to him.

    If, in the opinion of a nationally recognized accounting firm, a 'change of control' would require the executives to pay an excise tax under the United States Internal Revenue Code on any amounts received by them, we have agreed to pay Mr. Capobianco and Mr. Donnelly the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

    Under the terms of the agreements, the executives may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if the executive's employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

MICHAEL S. LEDFORD

    On August 29, 2001, we entered into an employment agreement with Michael S. Ledford to serve as our Senior Vice President, Engineering, for three years. This agreement provides for an annual base salary of $340,000, subject to increase from time to time by our board of directors. In connection with this agreement, we granted Mr. Ledford options to purchase 300,000 shares of our common stock at $4.00 per share. These options become exercisable in increments of 100,000 shares on September 17, 2002, September 17, 2003 and September 17, 2004. We also granted Mr. Ledford 50,000 restricted shares of common stock. The restrictions applicable to these shares of common stock lapse on September 17, 2002, September 17, 2003, September 17, 2004 and September 17, 2005 in equal increments of 12,500 shares.

    Under the terms of this agreement, if Mr. Ledford's employment is terminated without cause or he terminates his employment for good reason (as defined in the employment agreement), we are obligated to pay Mr. Ledford an amount equal to his annual salary.

    If, in the opinion of a nationally recognized accounting firm, a 'change of control' would require Mr. Ledford to pay an excise tax under the United States Internal Revenue Code on any amounts received by him, we have agreed to pay Mr. Ledford the amount of such taxes and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

    Under the terms of the agreement, Mr. Ledford may not disclose any of our proprietary information or, during his employment with us and for two years thereafter (or one year thereafter if Mr. Ledford's employment is terminated without cause or he terminates his employment for good reason), enter into the employment of, render services to, or otherwise assist our competitors.

                  INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

    The table below shows, as of March 31, 2002, each person we know to be a beneficial owner of more than 5% of our common stock. In general, 'beneficial ownership' includes those shares a person has the power to vote or transfer, and options to acquire our common stock that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all shares shown as beneficially owned by them.

                   NAMES AND ADDRESS OF                      NUMBER OF SHARES         PERCENT OF
                   BENEFICIAL OWNER (1)                     BENEFICIALLY OWNED        CLASS (2)
                   --------------------                     ------------------        ---------
Apollo Investment Fund IV, L.P. (3).......................      9,413,533                11.1
Apollo Overseas Partners IV, L.P.
  Two Manhattanville Road
  Purchase, New York 10577

OppenheimerFunds, Inc. (4) ...............................      8,213,480                10.7
  498 Seventh Avenue
  New York, New York 10018

Blackstone Management Associates III L.L.C. (5) ..........      6,891,444                 8.3
  345 Park Avenue
  New York, New York 10154

David Margolese (6) ......................................      6,350,000                 7.8
  1221 Avenue of the Americas
  36th Floor
  New York, New York 10020

---------
(1) This table is based upon information supplied by directors, officers and principal stockholders. Percentage of ownership is based on shares of common stock outstanding on March 31, 2002.

(2) Determined as provided by Rule 13d-3 under the Exchange Act. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by this person within 60 days from the date of determination upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by this person (but not those held by any other person) and that are exercisable within 60 days from the date of determination have been exercised.

(3) Represents 1,742,512 shares of 9.2% Series A Junior Cumulative Convertible Preferred Stock and 781,548 shares of 9.2% Series B Junior Cumulative Convertible Preferred Stock, which entitles the holder to vote as if the shares had been converted to common stock, and 1,000,000 shares of our common stock. Each share of this preferred stock is entitled to three and one-third votes per share.

(4) This information is based upon an amendment to Schedule 13G filed on February 8, 2002 by OppenheimerFunds, Inc. ('OFI'). OFI and Oppenheimer Global Growth & Income Fund indicated that Oppenheimer Global Growth & Income Fund has the sole power to vote or to direct the vote with respect to 5,500,000 shares of our common stock, OFI has shared power to dispose or to direct the disposition of 8,213,480 shares of our common stock and Oppenheimer Global Growth & Income Fund has shared power to dispose or to direct the disposition of 5,500,000 shares of our common stock. OFI is an investment adviser registered under the Investment Advisers Act of 1940, and Oppenheimer Global Growth & Income Fund is an investment company registered under the Investment Company Act of 1940.

(5) Represents 2,343,091 shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock, which entitles the holder to vote as if the shares had been converted to common stock. Each share of this preferred stock is entitled to
    2.9412 votes per share. This information is based upon the Schedule 13D dated June 6, 2001 filed by Blackstone Management Associates III L.L.C. with the SEC.

(6) Includes 4,700,000 shares of common stock issuable under stock options that are exercisable within 60 days and 1,600,000 shares owned by Mr. Margolese. Under a voting trust agreement entered into by Darlene Friedland, as grantor, David Margolese, as trustee, and us, Mr. Margolese has the power to vote in his discretion all shares of common stock owned or acquired in the future by Darlene Friedland and her affiliates (50,000 shares as of April 19, 2002) until November 20, 2002.

    The following table shows the number of shares of our common stock beneficially owned by each director, our Chief Executive Officer and the five other most highly compensated executive officers as of March 31, 2002. The table also shows common stock beneficially owned by all of our directors and executive officers as a group on March 31, 2002:

                                                                                              SHARES
                      NAME OF                            NUMBER OF SHARES      PERCENT      ACQUIRABLE
                  BENEFICIAL OWNER                    BENEFICIALLY OWNED (1)   OF CLASS   WITHIN 60 DAYS
                  ----------------                    ----------------------   --------   --------------
Joseph P. Clayton...................................          760,000              1%          750,000
David Margolese (2).................................        6,350,000            7.8%        4,700,000
Leon D. Black (3)...................................             --                *             --
Lawrence F. Gilberti................................           65,000              *            65,000
James P. Holden.....................................           40,000              *            40,000
Peter G. Peterson (4)...............................             --                *             --
Joseph V. Vittoria..................................           65,000              *            65,000
Guy D. Johnson......................................          260,151              *           125,000
John J. Scelfo......................................          176,316              *           175,000
Patrick L. Donnelly.................................          502,213              *           500,000
Michael S. Ledford..................................           50,000              *             --
Joseph S. Capobianco................................          159,812              *           156,500
All Directors and Executive Officers as a Group
  (12 persons) (5)..................................        8,428,492           10.1%        6,576,500

---------
*  Less than 1% of our outstanding shares of common stock.

(1) These amounts include shares of common stock which the individuals hold and shares of common stock they have a right to acquire within the next 60 days as shown in the last column through the exercise of stock options. Also included in the table are the number of shares of common stock acquired under our 401(k) Savings Plan as of March 31, 2002: Mr. Clayton --
    0 shares; Mr. Capobianco -- 3,312 shares; Mr. Donnelly -- 2,213 shares; Mr. Ledford -- 0 shares; Mr. Johnson -- 151 shares; and Mr.
    Scelfo -- 816 shares.

(2) Pursuant to the Voting Trust Agreement, until November 20, 2002, David Margolese, as trustee, has the power to vote in his discretion all shares of common stock owned or hereafter acquired by Darlene Friedland and her affiliates (50,000 shares as of April 19, 2002).

(3) Apollo Advisors IV, L.P. ('Advisors IV'), the managing general partner of Apollo Investment Fund IV, L.P. ('AIF IV'), is also the managing general partner of Apollo Overseas Partners IV, L.P. ('Overseas IV'). Apollo Capital Management IV, Inc. ('Capital Management IV') is the general partner of Advisors IV. Leon D. Black and John J. Hannan are the directors and principal executive officers of Capital Management IV. Apollo Management IV, L.P. ('Management IV') serves as manager to AIF IV and to Overseas IV.
    AIF IV Management, Inc. ('AIF IV Management') is the general partner of Management IV. Each of Advisors IV, AIF IV, Overseas IV, Capital Management IV, Management IV, AIF IV Management and Messrs. Black and Hannan and their respective affiliates disclaims beneficial ownership of all of our shares in excess of their respective pecuniary interest, if any.

(4) Blackstone CCC Capital Partners L.P. ('BCP CCC'), Blackstone CCC Offshore Capital Partners L.P. ('BCP CCC Offshore') and Blackstone Family Investment Partnership III L.P. ('BFIP III'), acting through their sole general partner Blackstone Management Associates III L.L.C. ('BMA III'), have the sole power to vote or to direct the vote, and to dispose or to direct the disposition of, the 9.2% Series D Junior Cumulative Convertible Preferred Stock respectively owned by them. As a result, for purposes of Section 13(d) of the Exchange Act, BMA III may be deemed to beneficially own the shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock directly owned by the respective Blackstone partnerships of which it is the general partner. Peter G. Peterson and Stephen A. Schwarzman are the founding members and managing members of BMA III. Messrs. Peterson and Schwarzman have shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock that may be deemed to be beneficially owned by BMA III. As a result, each of Messrs. Peterson and Schwarzman may be deemed to beneficially own the shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock that BMA III may be deemed to beneficially own. Each of BMA III and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares.

(5) Does not include 993,500 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days.

VOTING TRUST AGREEMENT

    We are a party to a voting trust agreement dated August 26, 1997 by and among Darlene Friedland, as grantor, David Margolese, as the voting trustee, and us. The following summary description of the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement.

    The Voting Trust Agreement provides for the establishment of a trust (the 'Trust') into which (i) there has been deposited all of the shares of common stock owned by Mrs. Friedland on August 26, 1997 and (ii) there shall be deposited any shares of common stock acquired by Mrs. Friedland, her spouse Robert Friedland, any member of either of their immediate families or any entity directly or indirectly controlled by Mrs. Friedland, her spouse or any member of their immediate families (the 'Friedland Affiliates') between the date shares are initially deposited and the termination of the Trust. The Voting Trust terminates on November 20, 2002.

    The Voting Trust Agreement does not restrict the ability of Mrs. Friedland or any of the Friedland Affiliates to sell, assign, transfer or pledge any of the shares deposited into the Trust, nor does it prohibit Mrs. Friedland or the Friedland Affiliates from purchasing additional shares of our common stock, provided those shares become subject to the Trust.

    Under the Voting Trust Agreement, the trustee has the power to vote shares held in the Trust in relation to any matter upon which the holders of such stock would have a right to vote, including without limitation the election of directors. For so long as David Margolese remains trustee of the Trust, he may exercise such voting rights in his discretion. Any successor trustee or trustees of the Trust must vote as follows:

     on the election of directors, the trustee(s) must vote the entire number of shares held by the Trust, with the number of shares voted for each director (or nominee for director) determined by multiplying the total number of votes held by the Trust by a fraction, the numerator of which is the number of votes cast for such person by other stockholders and the denominator of which is the sum of the total number of votes represented by all shares casting any votes in the election of directors;

     if the matter under Delaware law or our Certificate of Incorporation or our Bylaws requires at least an absolute majority of all outstanding shares of common stock in order to be approved, the trustee(s) must vote all of the shares in the Trust in the same manner as the majority of all votes that are cast for or against the matter by all other stockholders; and

     on all other matters, including, without limitation, any amendment of the Voting Trust Agreement for which a stockholder vote is required, the trustee(s) must vote all of the shares in the Trust for or against the matter in the same manner as all votes that are cast for or against the matter by all other stockholders.

    The Voting Trust Agreement may not be amended without our prior written consent, acting by unanimous vote of the board of directors, and approval of our stockholders, acting by the affirmative vote of two-thirds of the total voting power of Sirius, except in certain limited circumstances where amendments to the Voting Trust Agreement are required to comply with applicable law.

               ITEM 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

    Our board of directors has selected Ernst & Young LLP as our independent accountants for 2002. As such, Ernst & Young will audit and report on our financial statements for the fiscal year ending December 31, 2002.

    Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    On April 11, 2002, we dismissed Arthur Andersen LLP as our independent accountants and engaged Ernst & Young to serve as our independent accountants for 2002. This action was approved by the Audit Committee of our board of directors. We do not expect representatives of Arthur Andersen to be present at the Annual Meeting.

    The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    During the years ended December 31, 2001 and 2000 and through April 11, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

    Prior to engaging Ernst & Young, neither we nor anyone acting on our behalf consulted with Ernst & Young regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THIS ITEM.

                           REPORT OF AUDIT COMMITTEE

    The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

    The Audit Committee of our board of directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by the rules of The Nasdaq National Market. The Audit Committee has adopted a written charter which has been approved by the board of directors and the Audit Committee has reviewed this charter during the past fiscal year.

    The Audit Committee has reviewed and discussed with management our audited financial statements. Arthur Andersen LLP, our auditor during 2001, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Arthur Andersen the matters that are required to be discussed by Statement on Auditing Standards No. 61. Arthur Andersen has provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with Arthur Andersen that firm's independence. The Audit Committee also considered whether Arthur Andersen's provision of non-audit services to us, including financial information systems design and implementation services, was compatible with Arthur Andersen's independence.

    In light of the indictment of Arthur Andersen on March 14, 2002, Arthur Andersen also provided the Audit Committee a letter of representation stating that its December 31, 2001 audit of our financial statements was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation.

    On the basis of these reviews and discussions, the Audit Committee recommended to our board of directors that the board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

    On April 11, 2002, we dismissed Arthur Andersen LLP as our independent accountants and engaged Ernst & Young LLP as our independent accountants.

                                          Audit Committee
                                          JOSEPH V. VITTORIA, Chairman
                                          LAWRENCE F. GILBERTI
                                          JAMES P. HOLDEN

ARTHUR ANDERSEN FEES

    The following table sets forth the fees billed to us for the fiscal year ended December 31, 2001 by Arthur Andersen, our principal accounting firm during 2001:

Audit Fees:.................................................  $ 69,500
Financial Information Systems Design and Implementation
  Fees:.....................................................  $346,772
All Other Fees*:............................................  $708,775

---------
* Includes fees for tax planning and compliance, review of SEC registration statements, statutory audits, business consulting and other non-audit services.

            ITEM 3 -- AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

    On May 10, 2002, our board of directors unanimously adopted a resolution declaring it advisable to amend our Certificate of Incorporation to increase the number of shares of common stock that we have authority to issue to 500,000,000 shares of common stock, par value $0.001 per share. Our board of directors further directed that this amendment to our Certificate of Incorporation be submitted for consideration by our stockholders at the Annual Meeting. In the event stockholders approve this amendment, we will amend Article Fourth of our Certificate of Incorporation to increase the number of shares of common stock which we are authorized to issue from 200,000,000 to 500,000,000. This amendment will become effective at the close of business on the date the amendment to the Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware. At April 30, 2002, there were 161,580,493 shares of our common stock outstanding and reserved for issuance in connection with options, warrants and convertible securities.

    Our board of directors believes that it is in our best interest to increase the number of authorized but unissued shares of common stock in order to have additional shares available to meet our future business needs as they arise. Our board of directors believes the availability of these additional shares will provide us with the flexibility to issue common stock for a variety of purposes the board of directors may deem advisable without further action by stockholders, unless required by law, regulation or the rules of The Nasdaq National Market. These purposes could include, among other things, the sale of stock to obtain additional funding or to restructure our obligations, the purchase of property, the acquisition or merger into other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions, and other bona fide corporate purposes. The issuance of additional shares of common stock could have a dilutive effect on a stockholder's voting power.

    Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination with another company), we are not proposing to amend our Certificate of Incorporation in response to any effort to accumulate our stock or to obtain control of us by means of a merger, tender offer, or solicitation in opposition to management. In addition, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of us.

    In addition to our common stock, our Certificate of Incorporation currently empowers our board of directors to authorize the issuance of one or more series of preferred stock without stockholder approval. No change to our preferred stock authorization is requested by the proposed amendment.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THIS ITEM.


                                 OTHER MATTERS

    Our board of directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

                                          By Order of the Board of Directors,

                                          PATRICK L. DONNELLY

                                          PATRICK L. DONNELLY
                                          Executive Vice President,
                                          General Counsel and Secretary

New York, New York
May 22, 2002

                                                                      APPENDIX A

                 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

    Article Fourth of the Certificate of Incorporation of Sirius Satellite Radio Inc. is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following sentence:

        'The total number of shares of all classes of stock which the corporation shall have the authority to issue is 550,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.001 per share ('Common Stock'), and 50,000,000 shares of preferred stock, par value $0.001 per share ('Preferred Stock').'

                                                                      Appendix 1










                          SIRIUS SATELLITE RADIO INC.

             Proxy Solicited on behalf of the Board of Directors of
                          Sirius Satellite Radio Inc.

     The undersigned hereby appoints Patrick L. Donnelly and Douglas A. Kaplan, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of Sirius Satellite Radio Common Stock (including any shares of Common Stock which you have the right to direct the proxies to vote under the Sirius Satellite Radio Inc. 401(k) Savings Plan) and Preferred Stock, at the Annual Meeting of Stockholders of SIRIUS SATELLITE RADIO INC. to be held on Friday, June 21, 2002, at 10:30 a.m., in the Auditorium on the second floor of The McGraw-Hill Building, 1221 Avenue of the Americas, New York, New York, and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed on the reverse hereof by the Stockholder. If no direction is made, this proxy will be voted FOR all nominees listed and for Item 2 and item 3.


                     (Continued and to be dated and signed on the reverse side.)




                          SIRIUS SATELLITE RADIO INC.
                          P.O. BOX 11385
                          NEW YORK, N.Y. 10203-0385

                             SIRIUS SATELLITE RADIO

                                ADMISSION TICKET

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, JUNE 21, 2002
                                   10:30 A.M.

                                 TO BE HELD AT
                            THE McGRAW-HILL BUILDING
                           THE AUDITORIUM, 2ND FLOOR
                          1221 AVENUE OF THE AMERICAS
                               NEW YORK, NEW YORK

               THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING



                             DETACH PROXY CARD HERE




FOR all nominees  [ ]     WITHHOLD AUTHORITY to vote    [ ]    *EXCEPTIONS   [ ]
listed below              for all nominees listed below

Nominees: Leon D. Black, Joseph P. Clayton, Lawrence F. Gilberti,
          James P. Holden, David Margolese, Peter G. Peterson and
          Joseph V. Vittoria

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


To change your address, please mark this box. [ ]

*Exceptions ___________________________________________________________________


                                                                            FOR   AGAINST   ABSTAIN
2. Approval of Ernst & Young LLP as independent auditors.                   [ ]     [ ]       [ ]

3. Approval of amendment to our Certificate of Incorporation to increase    [ ]     [ ]       [ ]
   authorized common stock from 200,000,000 shares to 500,000,000 shares.


                                       ----------------------------------------|
                                       |                                       |
                                       |              SCAN LINE                |
                                       |                                       |
                                        ---------------------------------------

          The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.


Date         Share Owner sign here          Co-Owner sign here

------------------------------------        ------------------------------------